Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

dated as of

March 10, 2000

among

GFInet inc.

and

THE INVESTORS LISTED ON SCHEDULE A TO THIS AGREEMENT

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS
	1.1	Definitions

ARTICLE II	REGISTRATION RIGHTS
	2.1	Securities Subject to this Agreement
	2.2	Demand Registration
	2.3	Piggyback Registration
	2.4	Form S-3
	2.5	Registration Procedures
	2.6	Holders Cooperation
	2.7	Certain Rights of Holders
	2.8	Registration Expenses
	2.9	Indemnification; Contribution
	2.10	Participation in Underwritten Registrations
	2.11	Selection of Underwriters
	2.12	Market Stand-Off
	2.13	Transfer of Registration Rights

ARTICLE III	MISCELLANEOUS
	3.1	Termination
	3.2	Entire Agreement
	3.3	Successors and Assigns
	3.4	Notices
	3.5	Headings
	3.6	Counterparts
	3.7	Choice of Law; Jurisdiction; Venue
	3.8	Specific Enforcement
	3.9	Amendment and Waivers

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of March 10, 2000 between GFInet inc., a Delaware corporation (the “Company”), and each of the Purchasers of shares of the Company’s Series A Convertible Preferred Stock, $0.01 par value per share (the “Preferred Stock”), pursuant to certain Subscription Agreements, dated of even date herewith (the “Subscription Agreement”), whose names are set forth on Schedule A hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1                                 Definitions. The following terms, as used herein, have the following meanings.

“Agreement” shall have the meaning set forth in the Preamble hereto.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which banks in New York, New York are authorized by law to close.

“Closing Date” shall mean the Closing Date of the Subscription Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” shall have the meaning set forth in the Preamble hereto.

“Company Registration Statement” means the Registration Statements of the Company relating to the registration for sale of shares of the Company’s Common Stock contemplated by Section 2.3, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Demand Registration Statement” means the Registration Statement of the Company relating to the registration for sale of shares of the Company’s Common Stock contemplated by Section 2.2, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Effective Time” means the date of effectiveness of any Registration Statement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holders” has the meaning given to it in Section 2.1(b) hereof.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any individual, estate, legal representative, trust, partnership, limited liability company, association, organization, firm, company or corporation, joint venture, any other business entity unincorporated or incorporated, any nation or any state or territory thereof or any public officer, agency, board or instrumentality thereof.

“Preferred Stock” shall have the meaning set forth in the Preamble hereto.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Purchaser” shall have the meaning set forth in the Preamble hereto.

“Qualified IPO” means the commencement of a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company, in which (i) the per share price is at least $1.50 (as adjusted for stock splits, dividends, recapitalizations and the like), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $15.0 million.

“Registrable Securities” means any Securities until the earlier of the date on which (i) a registration statement covering such Securities has been declared effective by the Commission and such Securities have been disposed of pursuant to such effective registration statement, (ii) such Securities are sold under circumstances in which all the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or such Securities may be sold pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, and are freely tradable after such sale by the transferee, (iii) the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a legend restricting further transfer and such Securities may be resold without registration under the Securities Act, or (iv) such Securities shall have ceased to be outstanding.

“Registration Statements” means any Company Registration Statement, any S-3 Registration Statement and the Demand Registration Statement.

“S-3 Registration Statement” means the Registration Statements of the Company relating to the registration for sale of shares of the Company’s Common Stock contemplated by Section 2.4, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Securities” means the Subject Shares (as defined below).

“Securities Act” means the Securities Act of 1933, as amended.

“Subject Shares” mean the Common Stock issued or issuable upon conversion of the Preferred Stock.

“Subscription Agreement” shall have the meaning set forth in the Preamble hereto.

As used in this Agreement, words in the singular include the plural, and in the plural include the singular.

ARTICLE II

REGISTRATION RIGHTS

2.1                                 Securities Subject to this Agreement.

(a)               The Securities entitled to the benefits of this Agreement are the Registrable Securities to be issued pursuant to the conversion of the Preferred Stock purchased by the Purchasers pursuant to the Subscription Agreement, but only for so long as they remain Registrable Securities.

(b)              A Person is deemed to be a holder of such Registrable Securities (each, a “Holder”) whenever such Person is the registered holder of such Registrable Securities on the Company’s books and records.

2.2                                 Demand Registration.  At any time after 180 days following the Qualified IPO, the Holders of at least 66-2/3% of the then outstanding Registrable Securities that have an aggregate market price of at least $12.5 million at the time of the request may make a written request to the Company to register their Registrable Securities (each of such Holders making such request being referred to hereinafter as the “Initiating Holder”), under the Securities Act and under the securities or “blue sky” laws of any jurisdiction reasonably designated by such Initiating Holder (“Demand Registration”), which may include all or any portion of the Registrable Securities held by any Initiating Holder unless such underwriters advise that those additional shares should be excluded.  The Company shall use its reasonable efforts to cause such Demand Registration to become effective not later than three (3) months after it receives a request for a Demand Registration and to remain continuously effective for a period of at least three (3) months from the effective date of such Demand Registration Statement or such shorter period which will terminate when all of the Registrable Securities covered by the Demand Registration Statement have been sold pursuant thereto. The Company shall not be required to effect more than one Demand Registration at the request of the Purchasers. If at the time of any request to register Registrable Securities pursuant to this Section 2.2, the Company is engaged in, or has fixed plans to engage in within three months of the time of such request, a registered public offering or is engaged in any other activity which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of 180 days from the effective date of such offering or the date of completion of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any twelve-month or 365-day period. Notwithstanding the above, the Company shall not be required to effect any Demand Registration within three (3) months after the effective date of any other Registration Statement of the Company.

Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon a request for a Demand Registration, the Company shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered.

2.3                                 Piggyback Registration.

(a)                              At any time that the Company proposes to file a Company Registration Statement, including one under Sections 2.2 or 2.4 hereunder, either for its own account or for the account of a stockholder or stockholders, covering the disposition of securities having an aggregate disposition price of at least $1.0 million, the Company shall give the Holders written notice of its intention to do so and of the intended method of sale (the “Registration Notice”) within a reasonable time prior to the anticipated filing date of the Company Registration Statement effecting such Company Registration. Each Holder may request inclusion of all of such Holder’s Registrable Securities in such Company Registration by delivering to the Company, within ten (10) Business Days after receipt of the Registration Notice, a written notice (the “Piggyback Notice”) stating the number of Registrable Securities proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such Company Registration Statement. The Company shall use its best efforts to cause all Registrable Securities specified in the Piggyback Notice to be included in the Company Registration Statement and any related offering, all to the extent requisite to permit the sale by the Holders of such Registrable Securities in accordance with the method of sale applicable to the other shares of Common Stock included in such Company Registration Statement; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Company Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon:

(i)                                     in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and

(ii)                                  in the case of a delay in registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

(b)                             The Company’s obligation to include Registrable Securities in a Company Registration Statement pursuant to Section 2.3(a) shall be subject to the following limitations:

(i)                                     the Company shall not be required to include any Registrable Securities in the Registration Statement filed to register its Qualified IPO.

(ii)                                  The Company shall not be obligated to include any Registrable Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act.

(iii)                               If a Company Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such Company Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will include in such Company Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

(A)                              first, the securities proposed by the Company to be sold for it own account, and

(B)                                second, any Registrable Securities requested to be included in such registration and any other securities of the Company in accordance with the priorities, if any, then existing among the holders of such securities and pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders.

2.4                                 Form S-3.  The Company shall use its best efforts to qualify for registration on Form S-3 or its successor form. After the Company has qualified for the use of Form S-3, Holders of 25% of the then outstanding Registrable Securities shall have the right at any time to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Holders), subject only to the following:

(a)                                  The Company shall not be required to file an S-3 Registration Statement pursuant to this Section 2.4 within ninety (90) days of the effective date of any registration referred to in Sections 2.2 or 2.3 above.

(b)                                 The Company shall not be required to file a registration statement pursuant to this Section 2.4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $3,000,000.

(c)                                  If at the time of any request to register Registrable Securities pursuant to this Section 2.4, the Company is engaged in, or has fixed plans to engage in within three months of the time of such request, a registered public offering or is engaged in any other activity which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of 180 days from the effective date of such offering or the date of completion of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any one-year period.

(d)                                 Only one registration pursuant to such S-3 Registration Statement may be required hereunder during any twelve-month period.

The Company shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 2.4 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the provisions of Section 2.5, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested pursuant to this Section 2.4 by the Holder or Holders of such Registrable Securities for purposes of disposition.

2.5                                 Registration Procedures.  If any registration pursuant to Sections 2.3 or 2.4 is for an underwritten offering, the following terms shall apply to all participants in such offering: the right of any Holder to registration pursuant to Section 2.3 or 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant to Sections 2.3 or 2.4, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of securities requested by such Holders to be included in such registration. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

In connection with any Registration Statement and any Prospectus required by any section of this Agreement to permit the sale or resale of Registrable Securities, the Company shall:

(a)                                  use its commercially reasonable best efforts to prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective (i) if such Registration Statement is a Company Registration Statement, until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Company Registration Statement or (ii) if such Registration Statement is a Demand Registration Statement, for the applicable period set forth in Section 2.2 herein; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement or the Prospectus;

(b)                                 promptly (and in respect of events covered by clause (i) hereof, on the same day as the Company shall receive notice of effectiveness) advise the Holders covered by such Registration Statement and, if requested by such Persons, to confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when the same has become effective, (ii) of any request by the Commission for post-effective amendments to such Registration Statement or post-effective amendments to such Registration Statement or post-effective amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any such Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in any such Registration Statement, the related Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in any such Registration Statement or the related Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of such Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(c)                                  promptly furnish to each Holder of Registrable Securities covered by any Registration Statement, and each underwriter, if any, without charge, at least one conformed copy of any Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) and such other documents as such Holder may reasonably request;

(d)                                 deliver to each Holder covered by any Registration Statement, and each underwriter, if any,  without charge,  as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such person reasonably may request;

(e)                                  enter into such customary agreements and take all such other reasonable action in connection therewith (including those reasonably requested by the selling Holders or the underwriter(s), if any) required in order to expedite or facilitate the disposition of such Registrable Securities pursuant to such Registration Statement, including, but not limited to, dispositions pursuant to an underwritten registration, and in such connection:

(i)                                     make such representations and warranties to the selling Holders and underwriter(s), if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be to an underwriter(s)) and confirm the same if and when requested;

(ii)                                  obtain opinions of counsel to the Company (which counsel and opinions, in form and substance, shall be reasonably satisfactory to the selling Holders and the underwriter(s), if any, and their respective counsel) addressed to each selling Holder and underwriter, if any, covering the matters customarily covered in opinions requested in underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s)) and dated the date of effectiveness of any Registration Statement (and, in the case of any underwritten sale of securities pursuant to such Registration Statement, each closing date of sales to the underwriter(s) pursuant thereto);

(iii)                               use reasonable efforts to obtain comfort letters dated the date of effectiveness of any Registration Statement (and, in the case of any underwritten sale of securities pursuant to such Registration Statement, each closing date of sales to the underwriter(s) pursuant thereto) from the independent certified public accountants of the Company addressed to each selling Holder and underwriter, if any, such letters to be in customary form and covering matters of the type customarily covered in comfort letters in connection with underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s));

(iv)                                   provide for the indemnification provisions and procedures of Section 2.6 hereof with respect to selling Holders and the underwriter(s), if any, and;

(v)                                       deliver such documents and certificates as may be reasonably requested by the selling Holders or the underwriter(s), if any, and which are customarily delivered in underwritten offerings (whether of not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s), with such documents and certificates to be dated the date of effectiveness of any Registration Statement.

The actions required by clauses (i) through (v) above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in clause (i) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and each selling Holder promptly, and, if requested by such Person, shall confirm such advice in writing;

(f)                                    prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such U.S. jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request in writing by the time any Registration Statement is declared effective by the Commission, and do any and all other acts or filings necessary or advisable to enable disposition in such U.S. jurisdictions of the Registrable Securities covered by any Registration Statement and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify as a foreign corporation in any jurisdiction where it is not then so qualified or as a dealer in securities in any jurisdiction where it would not otherwise be required to register or qualify but for this Section 2.4, or to take any action that would subject it to the service of process in suits or to taxation, in any jurisdiction where it is not then so subject;

(g)                                 in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two (2) Business Days prior to any sale of Registrable Securities made by such underwriters;

(h)                                 use its reasonable efforts to cause the disposition of the Registrable Securities covered by any Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities;

(i)                                     if any fact or event contemplated by Section 2.4(b) shall exist or have occurred, use reasonable efforts to prepare a supplement or post-effective amendment to any Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein not misleading;

(j)                                     cooperate and assist in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable efforts to cause any Registration Statement to become effective and approved by such U.S.

governmental agencies or authorities as may be necessary to enable the Holders selling Registrable Securities to consummate the disposition of such Registrable Securities;

(k)                                  otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to such Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to the underwriter in a firm or best efforts underwritten offering or (ii) if not sold to an underwriter in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of any Registration Statement;

(l)                                     provide a CUSIP number for all Registrable Securities, to the extent required, not later than the effective date of any Registration Statement;

(m)                               use its best efforts to list, not later than the effective date of such Registration Statement, all Registrable Securities covered by such Registration Statement on the Nasdaq National Market or any other trading market on which any Common Stock of the Company are then admitted for trading, and

(n)                                 provide reasonably promptly to each Holder covered by any Registration Statement upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 14 of the Exchange Act.

2.6                                 Holder’s Cooperation

(a)                                  Holders of Registrable Securities desiring to sell in any Registration Statement will furnish to the Company such information as the Company may reasonably require from such Holder in connection with the Registration Statement (and the prospectus included therein).  No Holder may participate in any offering unless such Holder (i) agrees to sell his Registrable Securities to be sold on the basis provided in any agreement governing the offering and (ii) completes and executes all questionnaires, indemnities, and other documents required in connection with the offering.  No Holder of Registrable Securities may include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within ten (10) Business Days after receipt of a written request therefor, such information specified in Item 507 of Regulation S-K under the Securities Act or such other information as the Company may reasonably request for use in connection with such Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD.  Each Holder as to which such Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make all information previously furnished to the Company by such Holder not materially misleading.

(b)                                 Failure of a Holder to furnish the information and agreements described in this Agreement shall not affect the obligations of the Company under this Agreement to remaining Holders who do furnish such information and agreements unless, in the reasonable opinion of counsel to the Company, such failure impairs or may impair the viability of the offering or the legality of the registration or the underlying offering.

(c)                                  The Holders holding shares included in the registration will not (until further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of the period during which the Company is obligated to keep the registration statement current and effective as described in Section 2.2, the Holders holding Registrable Securities included in the registration shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the Registrable Securities covered by such registration statement that remain unsold, and such Holders shall notify the Company of the number of such shares registered that remain unsold immediately upon receipt of such notice from the Company.

In connection with any offering, each Holder who intends to sell Registrable Securities in any Registration Statement, will not use any offering document, offering circular or other offering materials with respect to the offer or sale of Registrable Securities, other than the prospectuses provided by the Company and any documents incorporated by reference therein.

2.7                                 Certain Rights of Holders.  The Company will not file any registration statement under the Securities Act which refers to any Holder of Registrable Securities by name or otherwise without the prior approval of such Holder, which consent shall not be unreasonably withheld or delayed.

2.8                                 Registration Expenses.

(a)                                  Subject to the provisions of Section 2.8(b) below, all expenses incident to the Company’s performance of or compliance with this Agreement with regard to filing the Demand Registration Statement pursuant to Section 2.2, all piggyback registrations pursuant to Section 2.3 and one S-3 Registration Statement per twelve-month period pursuant to Section 2.4, will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD and reasonable counsel fees in connection therewith); (ii) all reasonable fees and expenses of compliance with federal securities and state Blue Sky or securities laws (including all reasonable fees and expenses of one counsel to the underwriter(s) in any underwriting) in connection with compliance with state Blue Sky or securities laws for up to ten (10) states; (iii) all expenses of printing, messenger and delivery services and telephone calls; (iv) all fees and disbursements of counsel for the Company; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

(b)                                 Notwithstanding the foregoing, the Company will not be responsible for (i) any underwriting discounts, commissions or fees attributable to the sale of Registrable Securities, (ii) any legal fees or disbursements (other than any such fees or disbursements relating to Blue Sky compliance or otherwise as set forth under Section 2.8(a)) incurred by any

Holder, or incurred by any underwriter(s) in any underwritten offering if the underwriter(s) participates in such underwritten offering at the request of the Holders of Registrable Securities, or (iii) any transfer taxes that may be imposed in connection with a sale or transfer of Registrable Securities.

(c)                                  The Company shall, in any event, hear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

2.9                                 Indemnification; Contribution.

(a)                                  The Company agrees to indemnify and hold harmless (i) each Holder covered by any Registration Statement, (ii) each other Person who participates as an underwriter in the offering or sale of such securities, (iii) each person, if any, who controls (within themeaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Holder or underwriter (any of the persons referred to in this clause (iii) being hereinafter referred to as a “controlling person”) and (iv) the respective officers, directors, partners, employees, representatives and agents of any such Holder or underwriter or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an “indemnified Person”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments or expenses, joint or several (or actions or proceedings,  whether commenced or threatened, in respect thereof) (collectively, “Claims”), to which such indemnified Person may become subject under either Section 15 of the Securities Act or Section 20 of the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon, or are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or a violation by the Company of the Securities Act or any state securities law, or any rule or regulation promulgated under the Securities Act or any state securities law, or any other law applicable to the Company relating to any such registration or qualification, except insofar as such losses, claims, damages, liabilities, judgments or expenses of any such indemnified Person; (x) are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon information relating to such indemnified Person furnished in writing to the Company by or on behalf of any of such indemnified Person expressly for use therein; (y) with respect to the preliminary Prospectus, result from the fact that such Holder sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to such Holder in accordance with this Agreement and said Prospectus, as amended or supplemented, would have corrected such untrue statement or omission; or (z) as a result of the use by an indemnified Person of any Prospectus when, upon receipt of a Black-Out Notice or a notice from the Company of the existence of any fact of the kind described in Section 2.5(b)(iv), the indemnified Person or the related Holder was not permitted to do so. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified Person and shall survive the transfer of such securities by such Holder.

In case any action shall be brought or asserted against any of the indemnified Persons with respect to which indemnity may be sought against the Company, such indemnified Person shall promptly notify the Company and the Company shall assume the defense thereof with counsel reasonably satisfactory to the indemnified Persons, it being understood and agreed that the Company’s regular outside counsel is acceptable for such purpose. Such indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any implied parties) include both the indemnified Person and the Company and the indemnified Person shall have been advised in writing by its counsel that there may be one or more legal defenses available to it which are materially different from or additional to those available to the Company, it being understood, however, that the Company shall not, in connection with such action or similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all the indemnified Persons, which firm shall be (x) designated by such indemnified Persons and (y) reasonably satisfactory to the Company. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company’s prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any indemnified Person from and against any loss, claim, damage, liability, judgment or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each indemnified Person, which shall not be unreasonably withheld, settle or compromise or consent to the entry of judgment on or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified Person from all liability arising out of such action, claim litigation or proceeding.

(b)                                 Each Holder of Registrable Securities covered by any Registration Statement agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each person, to the same extent as the foregoing indemnity from the Company to each of the indemnified Persons, but only (i) (x) with respect to actions based on information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus, (y) with respect to the preliminary Prospectus, any matters which result from the fact that such Holder sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to such Holder in accordance with this Agreement and said Prospectus, as amended or supplemented, would have corrected such untrue statement or omission; or (z) such matters which result from the use by an indemnified Person of any Prospectus when, upon receipt of a Black-Out Notice or a notice from the Company of the existence of any fact of the kind described in Section 2.5(b)(iv), the indemnified Person or the related Holder was not permitted to do so, and (ii) to the extent of the gross proceeds, if any, received by such Purchaser from the sale or other disposition of his or its Registrable Securities covered by such Registration Statement.  In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities covered by any Registration Statement, such Holder shall have the rights and duties given the Company in Section 2.8(a) (except that the Holder may but shall not be required to assume the defense thereof), and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by Section 2.9(a). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any the Company or any other indemnified Person and shall survive the transfer of securities by any applicable Holder.

(c)                                  If the indemnification provided for in this Section 2.9 is unavailable to an indemnified party under Section 2.9(a) or (b) (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments or expenses referred to therein, then each applicable indemnifying party (in the case of the Holders severally and not jointly), in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims damages, liabilities, judgments or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder on the other hand from sale of Registrable Securities or (ii) if such allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid to a party as a result of the losses, claims, damages, liabilities judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 2.9(a) and Section 2.9(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Holder of Registrable Securities covered by any Registration Statement agree that it would not be just and equitable if contribution pursuant to this Section 2.9(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.9(c) no Holder (and none of its related indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the dollar amount of proceeds received by such Holder upon the sale of the Registrable Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity, and contribution provisions contained in this Section 2.9 are in addition to any liability which the indemnifying person may otherwise have to the indemnified persons referred to above.

2.10                           Participation in Underwritten Registrations.  No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

2.11                           Selection of Underwriters.  The Holders of Registrable Securities covered by any Registration Statement who desire to do so may sell such Registrable Securities in an underwritten offering.  In any such underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering if such registration is pursuant to the Demand Registration Statement, and by the Company if such registration is pursuant to a Company Registration Statement or S-3 Registration Statement; provided, however, that in the case of a registration pursuant to a Demand Registration Statement, such investment bankers and managers must be reasonably satisfactory to the Company.  Such investment bankers and managers are referred to herein as the “underwriters.”

2.12                           Market Stand-Off.  In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company’s securities (whether or not such Holder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities in a market transaction (other than those included in the registration) without the prior written consent of the Company, or such underwriters, as the case may be, for such period of time (not to exceed 180 days from the effective date of such registration) as the Company and the underwriters may specify.

2.13                           Transfer of Registration Rights.  The rights to cause the Company to register Registrable Securities of a Holder and keep information available granted to a Holder by the Company under Sections 2.2, 2.3 and 2.4, may be assigned by a Holder to any partner, member or shareholder of such Holder, to any other Holder, or to a transferee or assignee who (i) receives at least 1,000,000 shares of Registrable Securities (as adjusted for stock splits and the like); provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned or

(ii) receives less than 1,000,000 shares of Registrable Securities if the Company provides such Holder with prior written approval of such transfer.

2.14                           Rule 144.  Following the Company’s initial public offering, the Company shall:

(a)                                  file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable the Holders to sell Registrable Securities pursuant to Rule 144 under the Securities Act;

(b)                                 cooperate with any Holder in connection with any sale, transfer or other disposition by such Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act;

(c)                                  take such action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions; and

(d)                                 upon the request of any Holder, deliver to such Holder a written certification of a duly authorized officer of the Company as to whether the Company has complied with the foregoing requirements.

ARTICLE III

MISCELLANEOUS

3.1                                 Termination.  This agreement and the obligations of the Company hereunder shall terminate on the earliest of (i) the first date on which no Registrable Securities remain outstanding and (ii) the close of business on the third anniversary of the Company’s Qualified IPO.

3.2                                 Entire Agreement.  This Agreement, together with the Subscription Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreement and understandings, both oral and written, between the parties with respect to the subject matter hereof.

3.3                                 Successors and Assigns.  This Agreement shall inure to the benefit of (subject to Section 2.13) and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder at a time when such Holder could not transfer such Registrable Securities pursuant to any Registration Statement or pursuant to Rule 144 under the Securities Act as contemplated by clause (ii) of the definition of Registrable Securities.

3.4                                 Notices.  All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by telecopy (with confirmation in writing), delivered personally or by overnight courier or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the telecopy number, if any, or address set forth below or at such other addresses as shall be furnished by the parties by like notice. Notices sent by telecopier shall be effective when receipt is acknowledged, notices delivered personally or by overnight courier shall be effective upon receipt and notices sent by registered or certified mail shall be effective three days after mailing:

if to a Holder

to such Holder at the address set forth on the records of the Company. In addition, copies of all such notices or other communications shall be concurrently delivered by the Person giving the same to each person who has been identified to the Company by such Holder as a Person who is to receive copies of such notice.

if to the Company:	at the address set forth in the Subscription Agreement.

with copies to: Greenberg Traurig, LLP
Met Life Building
200 Park Avenue
New York, New York 10166
Attn: Andrew J. Cosentino, Esq.
Telephone Number: (212) 801-9304
Fax: (212) 801-6400 and (212) 805-9304

3.5                                 Headings.  The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

3.6                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

3.7                                 Choice of Law; Jurisdiction; Venue.  This Agreement has been negotiated and shall be consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of law.  The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York located within the County of New York and of any federal court located in the Southern District of the State of New York in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument; provided, however if the federal courts have subject matter jurisdiction, any action shall be commenced and maintained there.  In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 3.4. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process. Should the party so served fail to appear or answer within such 30-day period or such extended period, as the case may be, such party shall be deemed in default and judgment may be entered against such party for the amount as demanded in any summons, complaint or other process so served.

3.8                                 Specific Enforcement.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate, and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary to permanent injunction or any other equitable remedy which may then be available.

3.9                                 Amendment and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the then outstanding Registrable Securities.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GFInet inc.

By:	/s/ Robert Crossan
Name: Robert Crossan
Title: Chief Financial Officer

Argonaut P.E.M.
Investor

By:	/s/ Geoffrey Kalish
Name: Geoffrey Kalish
Title: Managing Director

Gamma-GFI LP
Investor

By:	/s/ Alec Petro
Name: Alec Petro
Title: M. D.

Magnetic Holdings International (FE) LLC
Investor

By:	/s/ David A. Lifson
Name: David A. Lifson
Title: Manager of Magnetic Management LLC, Managing Member of Magnetic Holdings International (FE) LLC

Magnetic Holdings International (DE) LLC
Investor

By:	/s/ David A. Lifson
Name: David A. Lifson
Title: Manager of Magnetic Management LLC, Managing Member of Magnetic Holdings International (DE) LLC

Magnetic Holdings International (DNE) LLC
Investor

By:	/s/ David A. Lifson
Name: David A. Lifson
Title: Manager of Magnetic Management LLC, Managing Member of Magnetic Holdings International (DNE) LLC

CMS CO-INVESTMENT SUBPARTNERSHIP, a Delaware general partnership
By:	CMS Co-Investment Partners, L.P. a Delaware limited parntership
	By:	CMS/Co-Investment Associates, L.P., a Delaware limited partnership
		By:	MSPS/Co-Investment, Inc., a Delaware corporation

			By:	/s/ Thomas D. Fridio
Its: Vice President

By:	CMS 1997 Investment Partners, L.P., a Delaware limited parntership
	By:	CMS 1997, Inc., a Delaware corporation

		By:	/s/ Thomas D. Fridio
Its: Vice President

By:	CMS Co-Investment Partners, I-Q L.P. a Delaware limited parntership
	By:	CMS/Co-Investment Associates, L.P., a Delaware limited partnership
		By:	MSPS/Co-Investment, Inc., a Delaware corporation

			By:	/s/ Thomas D. Fridio
Its: Vice President

By:	CMS 1997 Investment Partners, L.P., a Delaware limited parntership
	By:	CMS 1997, Inc., a Delaware corporation

		By:	/s/ Thomas D. Fridio
Its: Vice President

Brown Brothers Harriman & Co.
Investor

By:	/s/ W. Carter Sullivan III
Name: W. Carter Sullivan III
Title: Partner

Gamma Fund I LP
Investor

By:	/s/ John Culbertson
Name: John Culbertson
Title: Exec. Comm. Member

H & Q Employee Venture Fund 2000, L.P.
Investor

By:	/s/ Thomas Szymoniak
Name: Thomas Szymoniak
Title: Attorney-in-Fact

AHP Holdings LP
Investor

By:	/s/ Alec Petro
Name: Alec Petro
Title: Managing Partner

Hambrecht & Quist California
Investor

By:	/s/ Thomas Szymoniak
Name: Thomas Szymoniak
Title: Attorney-in-Fact

Access Technology Partners Brokers Fund, L.P.
Investor

By:	/s/ Thomas Szymoniak
Name: Thomas Szymoniak
Title: Attorney-in-Fact

Access Technology Partners, L.P.
Investor

By:	/s/ Thomas Szymoniak
Name: Thomas Szymoniak
Title: Attorney-in-Fact

N J Brown
Investor

By:	/s/ Nicholas J Brown
Name: Nicholas J Brown
Title: Individual

Magnetic Holdings International (FNE) LLC
Investor

By:	/s/ David A. Lifson
Name: David A. Lifson
Title: Manager of Magnetic Management LLC, Managing Member of Magnetic Holdings International (FNE) LLC

SCHEDULE A

Name and Address of Investor	No. of Subject Shares
Magnetic Holdings International LLC (DE)	3,677,500
Magnetic Holdings International LLC (DNE)	2,497,500
Magnetic Holdings International LLC (FE)	1,013,000
Magnetic Holdings International LLC (FNE)	350,000
Gamma GFI LP	2,675,000
Argonaut GFI LLC	12,792,000
Brown Brothers Harriman & Co.	250,000
CMS Co-Investment Partnership LP	500,000
Access Technology Partners, LP	800,000
Access Technology Partners Brokers Fund, LP	16,000
Hambrecht & Quist California	134,000
H&Q Employee Venture Fund 2000	50,000
Nicholas Brown	475,000
AHP Holdings LP	750,000
Gamma Fund I LLP	500,000
Londonderry Management Corp.	500,000
Chase Securities Inc.	20,000
27,000,000

AMENDMENT AGREEMENT

This Amendment Agreement (the “Amendment”), dated as of November 30, 2001, is made by and among GFI Group Inc. (“Group”), GFInet inc. (“Net”), the stockholders of Net listed on the signature pages hereto (the “Stockholders”).

WHEREAS, Net and the Stockholders are party to a Registration Rights Agreement, dated as of March 10, 2000 (the “Registration Agreement”); and

WHEREAS, Group and Net are party to a Merger Agreement dated as of August 8, 2001, as amended (the “Merger Agreement”) pursuant to which Net will merge with and into a wholly-owned subsidiary of Group (the “Merger”) with Net continuing as the surviving corporation; and in the Merger each share of Net common stock will be converted into a share of Class B common stock, par value $.01 per share, of Group (“Group Class B Common Stock”) and each share of Series A Preferred Stock of Net will be converted into a share of Series A Preferred Stock, par value $.01 per share, of Group (“Group Series A Preferred Stock”); and

WHEREAS, the parties hereto desire to effect certain amendments to the Registration Agreement to reflect the Merger and the conversion of Net capital stock into shares of Group capital stock pursuant to the Merger.

NOW, THEREFORE, in consideration of the mutual premises and covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1.                                       The Registration Agreement is hereby amended, effective as of the effective time of the Merger, to substitute Group for Net as the “Company” party to the Registration Agreement and to acknowledge that the Group Class B Common Stock issuable upon conversion of the Group Series A Preferred Stock received in the Merger by the Stockholders will be the “Subject Shares” subject to the Registration Agreement.

2.                                       Except as expressly amended and modified by this Amendment, the Registration Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.

3.                                       This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.                                       This Amendment may be executed in any number of counterparts, each of which shall constitute an integral part of one and the same original agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date first written above.

GFI GROUP INC.

By:	/s/ Michael Gooch
	Name:	Michael Gooch
	Title:	President

GFInet inc.

By:	/s/ Steve Ellis
	Name:	Steve Ellis
	Title:	Chief Financial Officer

2

STOCKHOLDERS:

Access Technology Partners, LP

By:	/s/ Thomas Szymoniak
	Name:	Thomas Szymoniak
	Title:	Attorney-In-Fact

Access Technology Partners Brokers Fund LP

By:	/s/ Thomas Szymoniak
	Name:	Thomas Szymoniak
	Title:	Attorney-In-Fact

AHP Holdings LP

By:	/s/ Alec Petro
	Name:	Alec Petro
	Title:	G.P. - AHP holdings

Brown Brothers Harriman & Co.

By:	/s/ W. Carter Sullivan III
	Name:	W. Carter Sullivan III
	Title:	Partner

Chase Securities Inc.

By:	/s/ J. Ryan McBride
	Name:	J. Ryan McBride
	Title:	Vice President

CMS Co-Investment Partnership LP

By:	/s/ Ingrid R. Welch
	Name:	Ingrid R. Welch
	Title:	Vice President

3

Gamma GFI LP

By:	/s/ Blake A. Banky
	Name:	Blake A. Banky, Gamma Investors LLC, 175 GP
	Title:	Executive Committee

Gamma Fund I LLP

By:	/s/ Blake A. Banky
	Name:	Blake A. Banky, Gamma Investors LLC, 175 GP.
	Title:	Executive Committee

Hambrecht & Quist California

By:	/s/ Thomas Szymoniak
	Name:	Thomas Szymoniak
	Title:	Attorney-In-Fact

H&Q Employee Venture Fund 2000

By:	/s/ Thomas Szymoniak
	Name:	Thomas Szymoniak
	Title:	Attorney-In-Fact

Londonderry Management Corp.

By:	/s/ Kevin J. McGrath
	Name:	Kevin J. McGrath
	Title:	President

Magnetic Holdings International LLC (DE)

By:	/s/ Robert Crossan
Name:
Title:

4

Magnetic Holdings International LLC (DNE)

By:	/s/ Robert Crossan
Name:
Title:

Magnetic Holdings International LLC (FE)

By:	/s/ Robert Crossan
Name:
Title:

Magnetic Holdings International LLC (FNE)

By:	/s/ Robert Crossan
Name:
Title:

/s/ NJ Brown
Nick Brown

Venturion Capital

By:	/s/ Geoffrey Kalish
	Name:	Geoffrey Kalish
	Title:	Managing Member

5

AMENDMENT NO. 2 TO THE REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 2 TO THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”), is made and entered into this 3rd day of June, 2002, by and among GFI Group Inc., a Delaware corporation (the “Company”), and the parties listed on the signature pages hereto (collectively, the “Holders”).

BACKGROUND:

The Company and each of the Holders are parties to a Registration Rights Agreement, dated as of March 10, 2000, as amended by the Amendment Agreement dated as of November 30, 2001, by and among the Company, GFInet inc. and the stockholders listed on the signature pages thereto (collectively, the “Original Agreement”). Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Original Agreement.

The Original Agreement, inter alia, granted to the Holders certain rights relating to the registration of Registrable Securities. Pursuant to Section 2.3 of the Original Agreement, the Company granted each of the Holders and each of the other signatories to the Original Agreement (each a “Purchaser” and collectively, the “Purchasers”) the right to require the Company to include all of such Purchaser’s Registrable Securities at any time that the Company proposes to file a Company Registration Statement or upon a Demand Registration pursuant to the terms and conditions stated therein. The Holders and the Company further agreed that the ability to participate in any such registration would be limited in accordance with the terms of the Original Agreement. In order to clarify those terms which limit such participation, the Holders and the Company are entering into this Amendment.

Pursuant to Section 3.9 of the Original Agreement, the provisions of the Original Agreement may be amended if the Company obtains the written consent of the holders of a majority of the Registrable Securities then outstanding. The Holders hold a majority of the Registrable Securities outstanding as of the date of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

ARTICLE 1
AMENDMENT TO ORIGINAL AGREEMENT

1.1.                                                                              Amendment and Restatement of the Qualified IPO definition. The definition of “Qualified IPO” in Section 1.1 of the Original Agreement is hereby amended and restated as follows:

“ ‘Qualified IPO’ means a firm commitment underwritten initial public offering of the Corporation with a nationally recognized underwriter that is pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class B Common Stock for the account of the Corporation (other than pursuant to a registration on Form S-4 or Form S-8 or any similar or successor form) on either the New York Stock Exchange or the Nasdaq National Market in which (x) the public offering price per share is no less than $0. 961166 (as adjusted for stock splits, stock combinations and recapitalizations) multiplied by one and one-half (1.5) and (y) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $50 million.”

1.2.                                                                              Addition to Section 2.2 of the Original Agreement. A new paragraph shall be added to Section 2.2 of the Original Agreement at the end of such section and shall read, in its entirety:

“If a Demand Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such Demand Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will include in such Demand Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

(a)                                  first,

(1)                                  in the event there are no holders of the Company’s Series C Convertible Preferred Stock, $0.01 par value per share (each a “Series C Holder”) electing to participate in the Demand Registration, then for each holder initiating the Demand Registration and each holder electing to participate in such Demand Registration who was otherwise permitted to initiate (alone or together with other shareholders) such Demand Registration under this Agreement, such number of securities as is determined by multiplying (a) the securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the aggregate number of securities of the Company that such party proposes to include in such registration divided by (ii) the total number of securities proposed to be sold in such offering by all holders initiating the Demand Registration and all holders electing to participate in such Demand Registration who were otherwise permitted to initiate (alone or together with other shareholders) such Demand Registration under this Agreement;

(2)                                  in the event there are Series C Holders electing to participate in the Demand Registration and the holders initiating the Demand Registration initiated such registration pursuant to their only contractual demand registration right (and such shareholder was not permitted (alone or together with other shareholders) to exercise a previously exercised contractual demand registration right), then

(i)                                     for each holder initiating the Demand Registration and each holder electing to participate in such Demand Registration who was otherwise permitted to initiate (alone or together with other shareholders) such Demand Registration under this Agreement, such number of securities as is determined by multiplying (i) seventy-five percent (75%) of the number of

2

securities able to be registered as determined by the managing underwriter, by (ii) the fraction of (A) the aggregate number of securities of the Company that such party proposes to include in such registration divided by (B) the total number of securities proposed to be sold in such offering by all holders initiating the Demand Registration and all holders electing to participate in such Demand Registration who were otherwise permitted to initiate (alone or together with other shareholders) such Demand Registration under this Agreement; and

(ii)                                  for each Series C Holder, such number of securities as is determined by multiplying (i) twenty-five percent (25%) of the number of securities able to be registered as determined by the managing underwriter, by (ii) the fraction of (A) the aggregate number of securities of the Company that such party proposes to include in such registration divided by (B) the total number of securities proposed to be sold in such offering by all Series C Holders; provided, that in the event that the allocation of seventy-five percent (75%) of the number of securities able to be registered in subclause (a) or twenty-five percent (25%) of the number of securities able to be registered in subclause (b) exceeds the number of securities requested to be registered by the applicable parties under either such subclause, then such excess securities shall be allocated to the parties of the other subparagraph (allocated on an individual basis pursuant to the same formula described therein) until all of the shares requested to be registered by such parties are so included;

(3)                                  in the event there are Series C Holders electing to participate in the Demand Registration and any of the holders initiating the Demand Registration has (alone or together with other shareholders) additional contractual demand registration rights (or was permitted (alone or together with other shareholders) to exercise a previously exercised contractual demand registration right), then for each holder initiating the Demand Registration, each holder electing to participate in such Demand Registration who was otherwise permitted to initiate (alone or together with other shareholders) such Demand Registration under this Agreement and each of the Series C Holders, such number of securities as is determined by multiplying (a) the securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the aggregate number of securities of the Company that such party proposes to include in such registration divided by (ii) the total number of securities proposed to be sold in such offering by all holders initiating the Demand Registration, all holders electing to participate in such Demand Registration who were otherwise permitted to initiate (alone or together with other shareholders) such Demand Registration under this Agreement and each of the Series C Holders;

3

(b)                                 second, for each holder of the Company’s securities who holds contractual piggyback registration rights, other than the holders described above in clause (a), if any, the fraction of such holder’s securities proposed to be registered which is obtained by dividing (i) the remaining number of the securities of the Company that such holder proposes to include in such registration by (ii) the total remaining number of securities proposed to be sold in such offering by such holders; and

(c)                                  third, for the Company and each remaining holder of the Company’s securities, other than the holders described above in clauses (a) and (b), if any, who are permitted by the Company to so participate, such number of securities as is determined by multiplying (a) the remaining securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the number of the securities of the Company that such holder proposes to include in such registration divided by (ii) the total remaining number of securities proposed to be sold in such offering by all such remaining holders.”

1.3.                                                                              Amendment to the first sentence of Section 2.3(a) of the Original Agreement. The first sentence of Section 2.3(a) of the Original Agreement shall be amended and restated as follows:

“At any time that the Company proposes to file a Company Registration Statement, either for its own account or for the account of a stockholder or stockholders, covering the disposition of securities having an aggregate disposition price of at least $1.0 million, the Company shall give the Holders written notice of its intention to do so and of the intended method of sale (the “Registration Notice”) within a reasonable time prior to the anticipated filing date of the Company Registration Statement effecting such Company Registration.”

1.4.                                                                              Amendment to Section 2.3(b) of the Original Agreement. Section 2.3(b) of the Original Agreement shall be amended and restated as follows:

“(b)                           The Company’s obligation to include Registrable Securities in a Company Registration Statement shall be subject to the following limitations:

(i)                                     the Company shall not be required to include any Registrable Securities in the Registration Statement filed to register its Qualified IPO;

(ii)                                  The Company shall not be obligated to include any Registrable Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act; and

(iii)                               If a Company Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such Company Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will include in such Company Registration Statement the number of such securities which the

4

Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

(A)                              In the event the Company initiated such registration:

(I)                                    first, the securities proposed by the Company to be sold for it own account,

(II)                                second, for each Series C Holder, if any, such number of securities as is determined by multiplying (a) the remaining securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the number of the securities of the Company that such Series C Holder proposes to include in such registration divided by (ii) the total number of securities proposed to be sold in such offering by all Series C Holders;

(III)                            third, for each remaining holder of the Company’s securities who holds contractual piggyback registration rights, other than the holders described above in clauses (I) and (II) (including the Holders of Registrable Securities hereunder), if any, the fraction of such holder’s securities proposed to be registered which is obtained by dividing (i) the number of the securities of the Company that such holder proposes to include in such registration by (ii) the total number of securities proposed to be sold in such offering by such holders; and

(IV)                            fourth, for each remaining holder of the Company’s securities, other than the holders described above in clauses (I), (II) and (III), if any, who are permitted by the Company to so participate, such number of securities as is determined by multiplying (a) the remaining securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the number of the securities of the Company that such holder proposes to include in such registration divided by (ii) the total number of securities proposed to be sold in such offering by all such remaining holders.

(B)                                In the event a Series C Holder initiated such registration:

(I)                                    first, for each Series C Holder, such number of securities as is determined by multiplying (a) the securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the number of the securities of the Company that such Series C Holder proposes to include in such registration divided by (ii) the total number of securities proposed to be sold in such offering by all Series C Holders;

5

(II)                                second, for each remaining holder of the Company’s securities who holds contractual piggyback registration rights, other than the holders described above in clause (I) (including the Holders of Registrable Securities hereunder), if any, the fraction of such holder’s securities proposed to be registered which is obtained by dividing (i) the number of the securities of the Company that such holder proposes to include in such registration by (ii) the total number of securities proposed to be sold in such offering by such holders; and

(III)                            third, for the Company and each remaining holder of the Company’s securities, other than the holders described above in clauses (I) and (II), if any, who are permitted by the Company to so participate, such number of securities as is determined by multiplying (a) the remaining securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the number of the securities of the Company that such holder proposes to include in such registration divided by (ii) the total number of securities proposed to be sold in such offering by all such remaining holders.

(C)                                In the event that a shareholder other than a Series C Holder initiated such registration pursuant to demand registration rights granted under another agreement;

(I)                                    first,

(i)                                     in the event there are no holders of the Company’s Series C Convertible Preferred Stock, $0,01 par value per share (each a “Series C Holder”) electing to participate in the demand registration, then for each holder initiating the demand registration and each holder electing to participate in such demand registration who was otherwise permitted to initiate (alone or together with other shareholders) such demand registration, such number of securities as is determined by multiplying (a) the securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the aggregate number of securities of the Company that such party proposes to include in such registration divided by (ii) the total number of securities proposed to be sold in such offering by all holders initiating the demand registration and all holders electing to participate in such demand registration who were otherwise permitted to initiate (alone or together with other shareholders) such demand registration;

(ii)                                  in the event there are Series C Holders electing to participate in the demand registration and any of the holders initiating the demand registration initiated such registration pursuant to their only contractual demand registration right (and such shareholder was not permitted (alone or together with other

6

shareholders) to exercise a previously exercised contractual demand registration right), then

(1)                                  for each holder initiating the demand registration and each holder permitted to participate in such demand registration who was otherwise permitted to initiate (alone or together with other shareholders) such demand registration, such number of securities as is determined by multiplying (i) seventy-five percent (75%) of the number of securities able to be registered as determined by the managing underwriter, by (ii) the fraction of (A) the aggregate number of securities of the Company that such party proposes to include in such registration divided by (B) the total number of securities proposed to be sold in such offering by all holders initiating the demand registration and all holders electing to participate in such demand registration who were otherwise permitted to initiate (alone or together with other shareholders) such demand registration; and

(2)                                  for each Series C Holder, such number of securities as is determined by multiplying (i) twenty-five percent (25%) of the number of securities able to be registered as determined by the managing underwriter, by (ii) the fraction of (A) the aggregate number of securities of the Company that such party proposes to include in such registration divided by (B) the total number of securities proposed to be sold in such offering by all Series C Holders; provided, that in the event that the allocation of seventy-five percent (75%) of the number of securities able to be registered in subclause (a) or twenty-five percent (25%) of the number of securities able to be registered in subclause (b) exceeds the number of securities requested to be registered by the applicable parties under either such subclause, then such excess securities shall be allocated to the parties of the other subparagraph (allocated on an individual basis pursuant to the same formula described therein) until all of the shares requested to be registered by such parties are so included;

(iii)                               in the event there are Series C Holders electing to participate in the demand registration and any of the holders initiating the demand registration has (alone or together with other shareholders)

7

additional contractual demand registration rights (or was permitted (alone or together with other shareholders) to exercise a contractual demand registration right), then for each holder initiating the demand registration, each holder electing to participate in such demand registration who was otherwise permitted to initiate (alone or together with other shareholders) such demand registration and each of the Series C Holders, such number of securities as is determined by multiplying (a) the securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the aggregate number of securities of the Company that such party proposes to include in such registration divided by (ii) the total number of securities proposed to be sold in such offering by all holders initiating the demand registration, all holders electing to participate in such demand registration who were otherwise permitted to initiate (alone or together with other shareholders) such demand registration under this Agreement and each of the Series C Holders;

(II)                                second, for each remaining holder of the Company’s securities who holds contractual piggyback registration rights, other than the holders described above in clause (I), if any, the fraction of such holder’s securities proposed to be registered which is obtained by dividing (i) the number of the securities of the Company that such holder proposes to include in such registration by (ii) the total number of securities proposed to be sold in such offering by such holders; and

(III)                            third, for the Company and each remaining holder of the Company’s securities, other than the holders described above in clause (I) and (II), if any, who are permitted by the Company to so participate, such number of securities as is determined by multiplying (a) the remaining securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the number of the securities of the Company that such holder proposes to include in such registration divided by (ii) the total number of securities proposed to be sold in such offering by all such remaining holders.”

ARTICLE 2
General Provisions

2.1.                              Confirmation of Original Agreement.  Except as expressly amended and modified by this Amendment, the Original Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.

2.2.                              Interpretation.   The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

2.3.                              Counterparts.   This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

8

2.4.                              Entire Agreement; No Third-Party Beneficiaries.   This Amendment and the Agreement, collectively constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Amendment and are not intended to confer upon any person, other than the Purchasers and the parties hereto, any rights or remedies hereunder.

2.5.                             Governing Law.   This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[The rest of this page left intentionally blank. Signature pages follow.]

9

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

COMPANY:

GFI GROUP INC

By:	/s/ S. McMillan
	Name:	S. McMILLAN
	Title:	C.O.O.

HOLDERS:

Access Technology Partners, LP

By:	/s/ Thomas Szymoniak
	Name:	Thomas Szymoniak
	Title:	Attorney-in-Fact

Access Technology Partners Brokers Fund LP

By:	/s/ Thomas Szymoniak
	Name:	Thomas Szymoniak
	Title:	Attorney-in-Fact

AHP Holdings LP

By:	/s/ Alec Petro
	Name:	Alec Petro
	Title:	Managing Director

Brown Brothers Harriman & Co.

By:	/s/ W. Carter Sullivan III
	Name:	W. Carter Sullivan III
	Title:	Partner

J.P. Morgan Securities Inc.

By:	/s/ [ILLEGIBLE]

10

Name:
Title:

CMS Co-Investment Sub Partnership

By:	/s/ Thomas F. D. Fridio
	Name:	Thomas F. D. Fridio
	Title:	Authorized Signatory

Gamma GFI LP

By:	/s/ Alec Petro
	Name:	Alec Petro
	Title:	Managing Director

Gamma Fund I LLP

By:	/s/ Alec Petro
	Name:	Alec Petro
	Title:	Managing Director

Hambrecht & Quist California

By:	/s/ Thomas Szymoniak
	Name:	Thomas Szymoniak
	Title:	Attorney-in-Fact

H&Q Employee Venture Fund 2000

By:	/s/ Thomas Szymoniak
	Name:	Thomas Szymoniak
	Title:	Attorney-in-Fact

Londonderry Management Corp.

By:	/s/ Kevin J. McGrath
	Name:	Kevin J. McGrath
	Title:	President

11

Magnetic Holdings International LLC (DE)

By:	/s/ Robert Crossan
	Name:	Robert Crossan
	Title:	CFO, Magnetic Management LLC

Magnetic Holdings International LLC (DNE)

By:	/s/ Robert Crossan
	Name:	Robert Crossan
	Title:	CFO, Magnetic Management LLC

Magnetic Holdings International LLC (FE)

By:	/s/ Robert Crossan
	Name:	Robert Crossan
	Title:	CFO, Magnetic Management LLC

Magnetic Holdings International LLC (FNE)

By:	/s/ Robert Crossan
	Name:	Robert Crossan
	Title:	CFO, Magnetic Management LLC

/s/ NJ Brown
Nick Brown

Venturion Capital

By:	/s/ Geoffery Kalish
Name:
Title:

 12